Exhibit (b)

Loomis Sayles Funds I

Section 906 Certification

In connection with the report on Form N-CSR for the period ended June 30, 2026 for the Registrant (the “Report”), the undersigned each hereby certifies to the best of his knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. the Report complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as applicable; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:		By:
President and Chief Executive Officer		Treasurer and Principal Financial and Accounting Officer
Loomis Sayles Funds I		Loomis Sayles Funds I
-------------------------------------------		-------------------------------------------

/s/ Kevin P. Charleston		/s/ Matthew J. Block
Kevin P. Charleston		Matthew J. Block

Date: August 27, 2026	Date:	August 27, 2026

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Loomis Sayles Funds I, and will be retained by Loomis Sayles Funds I and furnished to the Securities and Exchange Commission or its staff upon request.